Exhibit 99.1

NEWS RELEASE

Vistra Reports Third Quarter 2022 Results;

Initiates 2023 Ongoing Operations Adjusted EBITDA Guidance

IRVING, Texas — Nov. 4, 2022 — Vistra (NYSE: VST) today reported its third quarter 2022 financial results and other highlights.

Financial and Operating Highlights

•	Results

•	Recorded third quarter 2022 Net Income of $678 million and Net Income from Ongoing Operations[1] of $667 million.

•	Delivered third quarter 2022 Ongoing Operations Adjusted EBITDA[1] of $1,038 million, with expected full year results tracking at midpoint of guidance.

•	Narrowed 2022 Ongoing Operations Adjusted EBITDA[1] guidance to a range of $2,960 million to $3,160 million, affirming the $3,060 million midpoint.

•	Narrowed 2022 Ongoing Operations Adjusted Free Cash Flow before Growth (Adjusted FCFbG)[1] guidance to range of $2,170 million to $2,370 million, reducing the midpoint by $50 million to $2,270 million.

•

Initiated 2023 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $3,400 million to $4,000 million (midpoint of $3,700 million) and $1,750 million to $2,350 million (midpoint of $2,050 million), respectively.

•	Vistra’s low-cost, diverse generation fleet performed extremely well through the hot summer months.

•

TXU Energy was recently recognized as a 5-Star retailer based on PUCT ratings. The business earned strong margins in a higher commodity cost environment, highlighting the brand’s strength in volatile market conditions.

•	Return of Capital

•

Through Nov. 1, 2022, the company has repurchased approximately $2.05 billion under the upsized $3.25 billion share repurchase program. Such repurchases represent approximately 18% of the shares outstanding as of Nov. 2, 2021.

•	Declared fourth quarter 2022 dividend of $0.193 per share of common stock, representing an approximately 29% increase from our fourth quarter 2021 dividend.

Vistra – Press Release

Nov. 4, 2022, Page 2

“Vistra delivered solid results in the third quarter of 2022, with generation performing exceptionally well during the hottest days of the summer,” said Jim Burke, president and CEO of Vistra. “In July, ERCOT experienced periods of high demand when solar and/or wind output was low, and our generation fleet provided reliable power to the grid, achieving near perfect capacity factors and highlighting the importance of a diverse, well-maintained portfolio of generation assets. Our retail business was extremely responsive to customer needs in this dynamic environment with innovative products and a strong customer experience in Texas. We are pleased with how the Vistra Zero assets performed this summer in Texas and California, and we will remain disciplined with the execution of our Vistra Zero pipeline. Our Vistra team is committed to the reliability, affordability, and sustainability of electricity and ensuring these factors stay in balance as the electric grid continues to transition.”

Burke continued, “Vistra has been locking in significant earnings potential with our comprehensive hedging program in the current elevated pricing environment. Against this backdrop, we initiated our 2023 Ongoing Operations Adjusted EBITDA guidance, with a midpoint of $3,700 million, consistent with the upper end of the opportunity range we announced earlier this year. Our 2023 guidance midpoint reflects the confidence we have in the hedging strategy we’ve focused on throughout 2022, and we continue to see these opportunities going forward. In addition, from now through the end of 2023, we plan to return to shareholders an amount equivalent to approximately $4/share through dividends and share repurchases with the expectation that returns to shareholders will continue in the future.”

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

Vistra – Press Release

Nov. 4, 2022, Page 3

Summary of Financial Results for the Third Quarter Ended Sept. 30, 2022

(Unaudited) (Millions of Dollars)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2022	2021	2022	2021
Net income (loss)	$678	$10	$(962)	$(1,994)
Net income (loss) from Ongoing Operations[1]	$667	$143	$(866)	$(1,621)
Ongoing Operations Adjusted EBITDA[1]	$1,038	$1,193	$2,344	$840
Adjusted EBITDA by Segment
Retail	$(2)	$65	$564	$376
Texas	$873	$858	$1,221	$(350)
East	$138	$193	$450	$573
West	$45	$36	$110	$81
Sunset	$(8)	$52	$25	$179
Corporate and Other	$(8)	$(11)	$(26)	$(19)
Asset Closure	$(57)	$(20)	$(86)	$(96)

For the three months ended Sept. 30, 2022, Vistra reported Net Income of $678 million, Net Income from Ongoing Operations1 of $667 million, and Ongoing Operations Adjusted EBITDA1 of $1,038 million. Vistra’s third quarter 2022 Net Income of $678 million reflects an increase of $668 million as compared to third quarter 2021 Net Income of $10 million, driven by unrealized gains in Q3 2022 compared to unrealized losses in Q3 2021 (unrealized hedging losses and gains are recorded when increases or decreases in forward commodity prices occur, which requires Vistra to record the current non-cash, unrealized impact of mark-to-market hedging losses and gains for GAAP purposes). Vistra’s third quarter 2022 Ongoing Operations Adjusted EBITDA1 was $1,038 million, $155 million lower than third quarter 2021 results2, primarily driven by lower generation volumes from coal plants due to industry-wide fuel delivery challenges and lower margins on higher-than-expected migration of customers to default service providers, partially offset by higher prices on Vistra’s open position and strong generation fleet performance in July.

Vistra reported third quarter 2022 Ongoing Operations Adjusted EBITDA1 from the Retail segment of $(2) million, approximately $67 million lower than third quarter 2021 results, driven by favorable Winter Storm Uri related resettlements in 2021 and ex-ERCOT margin headwinds, partially offset by ERCOT performance. Third quarter 2022 Ongoing Operations Adjusted EBITDA1 from the generation segments,3 on an aggregate basis, totaled $1,040 million, approximately $88 million lower than third quarter 2021 results2 driven primarily by lower generation volumes from coal plants due to industry-wide fuel delivery challenges, lower capacity revenue, and higher-than-expected migration of customers to default service providers, partially offset by strong operational performance during periods of higher pricing and higher margin from Vistra Zero renewable sites.

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail. Total by segment may not tie due to rounding.

(2)

Due to the recast of Joppa Power Plant and Zimmer Power Plant, both ceasing operations in 2022, to the Asset Closure segment: (i) third quarter 2021 Net Income from Ongoing Operations increased $127 million and third quarter 2021 Ongoing Operations Adjusted EBITDA increased by $16 million and (ii) Net Income from Ongoing Operations for the nine months ended Sept. 30, 2021 increased $353 million and Ongoing Operations Adjusted EBITDA for the nine months ended Sept. 30, 2021 increased $64 million.

(3)	Includes Texas, East, West, Sunset, and Corp./Other.

Vistra – Press Release

Nov. 4, 2022, Page 4

Guidance

($ in millions)	Narrowed 2022	Initiated 2023
Ongoing Operations Adjusted EBITDA[1]	$2,960 – $3,160	$3,400 – $4,000
Ongoing Operations Adjusted FCFbG[1]	$2,170 – $2,370	$1,750 – $2,350

Vistra is narrowing its 2022 Ongoing Operations Adjusted EBITDA1 and Ongoing Operations Adjusted FCFbG1 guidance ranges to $2,960 million to $3,160 million, retaining the $3,060 million midpoint, and $2,170 million to $2,370 million, decreasing the midpoint by $50 million to $2,270 million, respectively. The Ongoing Operations Adjusted FCFbG1 midpoint was decreased primarily to reflect higher interest costs in 2022 from additional debt incurred to provide liquidity for the ongoing comprehensive hedging program that is capturing significant out-year Ongoing Operations Adjusted EBITDA1 potential.

Vistra is initiating its 2023 guidance ranges, forecasting Ongoing Operations Adjusted EBITDA1 of $3,400 million to $4,000 million and Ongoing Operations Adjusted FCFbG1 of $1,750 million to $2,350 million. The midpoint of 2023 Ongoing Operations Adjusted EBITDA1 guidance is $3,700 million, which is the top of the potential Ongoing Operations Adjusted EBITDA1 midpoint range Vistra announced in the first quarter of 2022. The midpoint of the 2023 Ongoing Operations Adjusted FCFbG1 midpoint is $2,050 million. In comparison to 2022, this Ongoing Operations Adjusted FCFbG1 midpoint results in an estimated cash flow conversion similar to the anticipated 2022 conversion ratio, after adjusting for the securitization proceeds received earlier this year.

As of Sept. 30, 2022, Vistra has hedged approximately 70% of its expected generation volumes on average for the three-year period 2023 to 2025, with 2023 hedged at approximately 90%. Vistra’s hedging program supports our 2023 guidance ranges as well as Ongoing Operations Adjusted EBITDA1 mid-point opportunities in the range of $3,500 million to $3,700 million in 2024 and 2025.2

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(2)

Reflects potential mid-point opportunity range of Ongoing Operations Adjusted EBITDA for 2024 and 2025 previously disclosed on our first quarter earnings call; this range of opportunities is not intended to be guidance.

Share Repurchase Program

As of Nov. 1, 2022, Vistra had completed approximately $2.05 billion in share repurchases since Nov. 2021, repurchasing more than the full $2 billion of share repurchases originally expected to be completed by year-end 2022. Vistra has approximately $1.2 billion remaining under the upsized cumulative $3.25 billion share repurchase authorization, expected to be utilized by year-end 2023. As of Nov. 1, 2022, Vistra had approximately 398 million shares outstanding, representing an approximately 18% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Vistra – Press Release

Nov. 4, 2022, Page 5

Vistra Zero

Vistra is focused on transitioning its generation fleet to lower carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery energy storage developments. Vistra has 3,408 MW of zero-emission generation and energy storage online (including our 2,400 MW nuclear facility, Comanche Peak), with additional renewable generation and energy storage developments in the near-term pipeline. Recently, Comanche Peak applied to extend its licenses through 2050 and 2053 for the two-unit facility, an additional 20 years beyond its original license.

Overall, the development of the Vistra Zero portfolio is expected to be financed primarily with third-party capital, including the net proceeds of the $1 billion green perpetual preferred stock issued in December 2021, and nonrecourse financings at the project or Vistra Zero portfolio level.

The Inflation Reduction Act is anticipated to provide the Vistra Zero portfolio, including Comanche Peak, with the opportunity to realize material benefits on renewables and energy storage as well as a strong price floor for our nuclear asset. Vistra remains strategic and disciplined with respect to the timing of investments in Vistra Zero developments.

Liquidity

As of Sept. 30, 2022, Vistra had total available liquidity of approximately $3,438 million, including cash and cash equivalents of $535 million, $1,202 million of availability under its corporate revolving credit facility, and $1,701 million of availability under its commodity-linked revolving credit facility. As of Sept. 30, 2022, available capacity under the commodity-linked revolving credit facility reflects the borrowing base, which is lower than the aggregate commitments of $2,250 million. In October 2022, the commodity-linked revolving credit facility was amended to (i) extend the maturity date to October 2023 and (ii) reduce the aggregate commitments to $1,350 million. As of Nov. 1, 2022, Vistra had total available liquidity of approximately $4,080 million.

Earnings Webcast

Vistra will host a webcast today, Nov. 4, 2022, beginning at 9 a.m. ET (8 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from

Vistra – Press Release

Nov. 4, 2022, Page 6

Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. Serving approximately 4 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 37,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates the 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Vistra – Press Release

Nov. 4, 2022, Page 7

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including Winter Storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2021 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Nov. 4, 2022, Page 8

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating revenues	$5,146	$2,991	$9,859	$8,763
Fuel, purchased power costs and delivery fees	(3,139)	(1,763)	(7,580)	(7,827)
Operating costs	(400)	(372)	(1,250)	(1,173)
Depreciation and amortization	(390)	(468)	(1,214)	(1,355)
Selling, general and administrative expenses	(323)	(269)	(894)	(771)
Impairment of long-lived assets	—	—	—	(38)

Operating income (loss)	894	119	(1,079)	(2,401)
Other income	10	16	88	108
Other deductions	(5)	(5)	(18)	(13)
Interest expense and related charges	(71)	(124)	(186)	(288)
Impacts of Tax Receivable Agreement	86	35	(29)	31

Income (loss) before income taxes	914	41	(1,224)	(2,563)
Income tax (expense) benefit	(236)	(31)	262	569

Net income (loss)	$678	$10	$(962)	$(1,994)
Net income attributable to noncontrolling interest	(10)	(3)	(19)	(6)

Net income (loss) attributable to Vistra	$668	$7	$(981)	$(2,000)

Vistra – Press Release

Nov. 4, 2022, Page 9

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30,
	2022	2021
Cash flows — operating activities:
Net loss	$(962)	$(1,994)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	1,575	1,551
Deferred income tax benefit, net	(298)	(587)
Impairment of long-lived assets	—	38
Unrealized net loss from mark-to-market valuations of commodities	2,027	771
Unrealized net gain from mark-to-market valuations of interest rate swaps	(261)	(92)
Asset retirement obligation accretion expense	26	27
Impacts of Tax Receivable Agreement	29	(31)
Stock-based compensation	48	36
Bad debt expense	136	86
Other, net	—	(7)
Changes in operating assets and liabilities:
Margin deposits, net	(1,805)	(767)
Uplift securitization proceeds receivable from ERCOT	544	—
Accrued interest	(31)	(55)
Accrued taxes	(46)	(63)
Accrued employee incentive	(17)	(86)
Other operating assets and liabilities	(873)	680

Cash provided by (used in) operating activities	92	(493)

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(909)	(790)
Proceeds from sales of nuclear decommissioning trust fund securities	428	366
Investments in nuclear decommissioning trust fund securities	(446)	(382)
Proceeds from sales of environmental allowances	358	102
Purchases of environmental allowances	(343)	(247)
Insurance proceeds	15	74
Proceeds from sale of assets	21	7
Other, net	(10)	27

Cash used in investing activities	(886)	(843)

Cash flows — financing activities:
Issuances of long-term debt	1,498	1,250
Borrowings under Commodity-Linked Facility	2,750	—
Repayments under Commodity-Linked Facility	(2,750)	—
Borrowings under Term Loan A	—	1,250
Repayment under Term Loan A	—	(1,250)
Proceeds from forward capacity agreement	—	500
Repayments/repurchases of debt	(232)	(234)
Net borrowings under accounts receivable financing	625	175
Borrowings under Revolving Credit Facility	1,500	1,300

Vistra – Press Release

Nov. 4, 2022, Page 10

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30,
	2022	2021
Repayments under Revolving Credit Facility	(1,500)	(1,300)
Share repurchases	(1,590)	(175)
Dividends paid to common stockholders	(227)	(219)
Dividends paid to preferred stockholders	(76)	—
Debt tender offer and other financing fees	(29)	(13)
Other, net	34	(5)

Cash provided by financing activities	3	1,279

Net change in cash, cash equivalents and restricted cash	(791)	(57)
Cash, cash equivalents and restricted cash — beginning balance	1,359	444

Cash, cash equivalents and restricted cash — ending balance	$568	$387

Vistra – Press Release

Nov. 4, 2022, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(1,227)	$2,156	$(119)	$72	$36	$(251)	$667	$11	$678
Income tax expense	—	—	—	—	—	236	236	—	236
Interest expense and related charges (a)	4	(9)	—	(2)	1	76	70	1	71
Depreciation and amortization (b)	36	158	187	(4)	19	18	414	(1)	413

EBITDA before Adjustments	(1,187)	2,305	68	66	56	79	1,387	11	1,398
Unrealized net (gain) loss resulting from hedging transactions	1,203	(1,436)	68	(22)	(74)	—	(261)	(59)	(320)
Generation plant retirement expenses	—	—	—	—	1	—	1	(1)	—
Impacts of Tax Receivable Agreement	—	—	—	—	—	(86)	(86)	—	(86)
Non-cash compensation expenses	—	—	—	—	—	14	14	—	14
Transition and merger expenses	(2)	—	—	—	—	—	(2)	—	(2)
Winter Storm Uri impacts (c)	(32)	1	—	—	—	—	(31)	—	(31)
Other, net	16	3	2	1	9	(15)	16	(8)	8

Adjusted EBITDA	$(2)	$873	$138	$45	$(8)	$(8)	$1,038	$(57)	$981

(a)	Includes $90 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $23 million in Texas segment.
(c)	Includes the application of future bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri.

Vistra – Press Release

Nov. 4, 2022, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$2,099	$(1,455)	$(910)	$36	$(583)	$(53)	$(866)	$(96)	$(962)
Income tax benefit	—	—	—	—	—	(262)	(262)	—	(262)
Interest expense and related charges (a)	8	(20)	3	(3)	2	194	184	2	186
Depreciation and amortization (b)	109	467	545	26	56	52	1,255	22	1,277

EBITDA before Adjustments	2,216	(1,008)	(362)	59	(525)	(69)	311	(72)	239
Unrealized net (gain) loss resulting from hedging transactions	(1,602)	2,260	805	49	532	—	2,044	(17)	2,027
Generation plant retirement expenses	—	—	—	—	6	—	6	(2)	4
Impacts of Tax Receivable Agreement	—	—	—	—	—	29	29	—	29
Non-cash compensation expenses	—	—	—	—	—	48	48	—	48
Transition and merger expenses	7	—	1	—	—	10	18	—	18
Winter Storm Uri impacts (c)	(95)	(52)	—	—	—	—	(147)	—	(147)
Other, net	38	21	6	2	12	(44)	35	5	40

Adjusted EBITDA	$564	$1,221	$450	$110	$25	$(26)	$2,344	$(86)	$2,258

(a)	Includes $261 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $63 million in Texas segment.
(c)

Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which are expected to be paid over several decades under current protocols. We estimate bill credit amounts to be applied in future periods are for the remainder of 2022 (approximately $35 million), 2023 (approximately $52 million), 2024 (approximately $41 million) and 2025 (approximately $1 million).

Vistra – Press Release

Nov. 4, 2022, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$779	$4	$(233)	$(18)	$(248)	$(141)	$143	$(133)	$10
Income tax expense	2	—				29	31	—	31
Interest expense and related charges (a)	2	(3)	5	(1)	1	119	123	1	124
Depreciation and amortization (b)	53	200	164	15	27	17	476	13	489

EBITDA before Adjustments	836	201	(64)	(4)	(220)	24	773	(119)	654
Unrealized net (gain) loss resulting from hedging transactions	(739)	654	254	39	279	—	487	102	589
Generation plant retirement expenses	—	—	—	—	—	1	1	4	5
Fresh start / purchase accounting impacts	(2)	(2)	—	—	(5)	—	(9)	(8)	(17)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(35)	(35)	—	(35)
Non-cash compensation expenses	—	—	—	—	—	11	11	—	11
Transition and merger expenses	(4)	—	—	—	—	2	(2)	—	(2)
Impairment of long-lived assets	—	2	—	—	—	—	2	—	2
Winter Storm Uri impacts (c)	(31)	(2)	—	—	—	—	(33)	—	(33)
Other, net	5	5	3	1	(2)	(14)	(2)	1	(1)

Adjusted EBITDA	$65	$858	$193	$36	$52	$(11)	$1,193	$(20)	$1,173

(a)	Includes $13 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $21 million in Texas segment.
(c)

Includes the following of the Winter Storm Uri impacts, which we believe are not reflective of our operating performance: future bill credits related to Winter Storm Uri, partially offset by the allocation of additional ERCOT default uplift charges, which are expected to be paid over several decades under current protocols, and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

Vistra – Press Release

Nov. 4, 2022, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$2,677	$(3,651)	$(332)	$(62)	$(488)	$235	$(1,621)	$(373)	$(1,994)
Income tax expense (benefit)	2	—	—	—	—	(571)	(569)	—	(569)
Interest expense and related charges (a)	7	(10)	11	(9)	1	287	287	1	288
Depreciation and amortization (b)	160	523	553	30	78	51	1,395	21	1,416

EBITDA before Adjustments	2,846	(3,138)	232	(41)	(409)	2	(508)	(351)	(859)
Unrealized net (gain) loss resulting from hedging transactions	(2,840)	2,269	407	120	593	—	549	222	771
Generation plant retirement expenses	—	—	—	—	—	—	—	19	19
Fresh start / purchase accounting impacts	1	(3)	(74)	—	(7)	—	(83)	(13)	(96)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(31)	(31)	—	(31)
Non-cash compensation expenses	—	—	—	—	—	40	40	—	40
Transition and merger expenses	(2)	—	—	—	—	—	(2)	(15)	(17)
Impairment of long-lived assets	—	2	—	—	—	—	2	38	40
Winter Storm Uri impacts (c)	354	511	—	—	1	—	866	—	866
Other, net	17	9	8	2	1	(30)	7	4	11

Adjusted EBITDA	$376	$(350)	$573	$81	$179	$(19)	$840	$(96)	$744

(a)	Includes $92 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $61 million in Texas segment.
(c)

Includes the following of the Winter Storm Uri impacts, which we believe are not reflective of our operating performance: the allocation of ERCOT default uplift charges which are expected to be paid over several decades under current protocols, accrual of Koch earn-out amounts that we paid in the second quarter of 2022, future bill credits related to Winter Storm Uri and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

Vistra – Press Release

Nov. 4, 2022, Page 15

VISTRA CORP. - NON-GAAP RECONCILIATIONS

NARROWED 2022 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	(710)	(570)	(130)	(30)	(840)	(600)
Income tax expense	(160)	(100)	0	0	(160)	(100)
Interest expense and related charges (a)	410	410	0	0	410	410
Depreciation and amortization (b)	1,670	1,670	20	20	1,690	1,690

EBITDA before adjustments	1,210	1,410	(110)	(10)	1,100	1,400

Unrealized net (gain) loss resulting from hedging transactions	1,777	1,777	(31)	(31)	1,746	1,746
Fresh start / purchase accounting impacts	7	7	0	0	7	7
Impacts of Tax Receivable Agreement	44	44	0	0	44	44
Non-cash compensation expenses	63	63	0	0	63	63
Transition and merger expenses	42	42	(1)	(1)	41	41
Winter Storm Uri impacts (c)	(190)	(190)	0	0	(190)	(190)
Other, net	7	7	2	2	9	9

Adjusted EBITDA guidance	2,960	3,160	(140)	(40)	2,820	3,120

Interest paid, net	(605)	(605)	0	0	(605)	(605)
Tax (paid) / received (d)	(20)	(20)	0	0	(20)	(20)
Tax Receivable Agreement payments	(1)	(1)	0	0	(1)	(1)
Working capital and margin deposits	(450)	(450)	10	10	(440)	(440)
Accrued environmental allowances	270	270	0	0	270	270
Reclamation and remediation	(31)	(31)	(60)	(60)	(91)	(91)
Winter Storm Uri impacts (e)	304	304	0	0	304	304
Other changes in other operating assets and liabilities	87	87	(63)	(63)	24	24

Cash provided by (used in) operating activities	2,514	2,714	(253)	(153)	2,261	2,561

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(812)	(812)	0	0	(812)	(812)
Solar and storage development expenditures	(366)	(366)	0	0	(366)	(366)
Other growth expenditures	(130)	(130)	0	0	(130)	(130)
(Purchase) sale of environmental allowances	(75)	(75)	0	0	(75)	(75)
Other net investing activities	(21)	(21)	13	13	(8)	(8)

Free cash flow	1,110	1,310	(240)	(140)	870	1,170

Working capital and margin deposits	450	450	(10)	(10)	440	440
Solar and storage development and other growth expenditures	366	366	0	0	366	366
Other growth expenditures	130	130	0	0	130	130
Accrued environmental allowances	(270)	(270)	0	0	(270)	(270)
(Purchase) sale of environmental allowances	75	75	0	0	75	75
Transition and merger expenses	299	299	20	20	319	319
Transition capital expenditures	10	10	0	0	10	10

Adjusted free cash flow before growth guidance	2,170	2,370	(230)	(130)	1,940	2,240

Vistra – Press Release

Nov. 4, 2022, Page 16

(a)	Includes unrealized (gain) / loss on interest rate swaps of ($199) million.

(b)	Includes nuclear fuel amortization of $87 million.

(c)	Adjustment for bill credits applied to large commercial and industrial customers that curtailed during Winter Storm Uri.

(d)	Includes state tax payments.

(e)	Primarily includes securitization proceeds received in 2022.

Vistra – Press Release

Nov. 4, 2022, Page 17

VISTRA CORP. - NON-GAAP RECONCILIATIONS

2023 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	1,050	1,510	(180)	(80)	870	1,430
Income tax expense	300	440	0	0	300	440
Interest expense and related charges (a)	710	710	0	0	710	710
Depreciation and amortization (b)	1,580	1,580	0	0	1,580	1,580

EBITDA before adjustments	3,640	4,240	(180)	(80)	3,460	4,160

Unrealized net (gain) loss resulting from hedging transactions	(267)	(267)	(14)	(14)	(281)	(281)
Fresh start / purchase accounting impacts	6	6	0	0	6	6
Impacts of Tax Receivable Agreement	66	66	0	0	66	66
Non-cash compensation expenses	53	53	0	0	53	53
Transition and merger expenses	0	0	0	0	0	0
Winter Storm Uri impacts (c)	(52)	(52)	0	0	(52)	(52)
Other, net	(46)	(46)	4	4	(42)	(42)

Adjusted EBITDA guidance	3,400	4,000	(190)	(90)	3,210	3,910

Interest paid, net	(622)	(622)	0	0	(622)	(622)
Tax (paid) / received (d)	(49)	(49)	0	0	(49)	(49)
Tax Receivable Agreement payments	(9)	(9)	0	0	(9)	(9)
Working capital and margin deposits	479	479	0	0	479	479
Accrued environmental allowances	434	434	0	0	434	434
Reclamation and remediation	(33)	(33)	(100)	(100)	(133)	(133)
Winter Storm Uri impacts	0	0	0	0	0	0
Other changes in other operating assets and liabilities	17	17	(21)	(21)	(4)	(4)

Cash provided by (used in) operating activities	3,617	4,217	(311)	(211)	3,306	4,006

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(950)	(950)	0	0	(950)	(950)
Solar and storage development expenditures	(977)	(977)	0	0	(977)	(977)
Other growth expenditures	(159)	(159)	0	0	(159)	(159)
(Purchase) sale of environmental allowances	(520)	(520)	0	0	(520)	(520)
Other net investing activities	(20)	(20)	0	0	(20)	(20)

Free cash flow	991	1,591	(311)	(211)	680	1,380

Working capital and margin deposits	(479)	(479)	0	0	(479)	(479)
Solar and storage development and other growth expenditures	977	977	0	0	977	977
Other growth expenditures	159	159	0	0	159	159
Accrued environmental allowances	(434)	(434)	0	0	(434)	(434)
(Purchase) sale of environmental allowances	520	520	0	0	520	520
Transition and merger expenses	12	12	26	26	38	38
Transition capital expenditures	4	4	0	0	4	4

Adjusted free cash flow before growth guidance	1,750	2,350	(285)	(185)	1,465	2,165

Vistra – Press Release

Nov. 4, 2022, Page 18

(a)	Includes unrealized (gain) / loss on interest rate swaps of $36 million.

(b)	Includes nuclear fuel amortization of $105 million.

(c)	Adjustment for bill credits applied to large commercial and industrial customers that curtailed during Winter Storm Uri.

(d)	Includes state tax payments.